                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Registration Statement relating to Cityscape Financial Corp. and its subsidiaries (the "Company") of our report, dated March 20, 1994, appearing in the Prospectus which is a part of this Registration Statement. We also consent to the references to us under the headings "Selected Consolidated Financial and Other Data" and "Experts" in such Prospectus.

                                          SHANE YURMAN & COMPANY

Monsey, New York

March 14, 1997